UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

Graymark Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Park Avenue, Suite 1350

Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices) (Zip Code)

(405) 601-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Edward M. Carriero, Jr. as Chief Financial Officer; appointment of Mark R. Kidd as Interim Chief Financial Officer

On May 14, 2012, Edward M. Carriero, Jr. tendered his resignation for personal reasons from his position as Chief Financial Officer of Graymark Healthcare, Inc. (the “Company”). Mr. Carriero will continue in his current position until May 31, 2012, the effective date of his resignation.

On May 14, 2012, Mark R. Kidd agreed to act as the Company’s Interim Chief Financial Officer effective June 1, 2012. Since July 2008, Mr. Kidd, 45, has served as the Company’s Secretary and SEC Reporting Manager. Mr. Kidd previously served as our Chief Financial Officer from August 2003 until July 2008. Mr. Kidd is also Chief Executive Officer of C&L Supply, Inc., a privately-held wholesale distribution company which serves customers in seven states, a position he has held since July 2009. From July 2004 until July 2009, Mr. Kidd served as Chief Financial Officer of C&L Supply. Mr. Kidd has served as a director of Access Plans, Inc. since May 2008 and currently serves as Chairman of the Audit Committee. Access Plans, Inc. is a public company and a leading provider of consumer membership plans and healthcare savings membership plans. Mr. Kidd served as Chief Financial Officer of Access Plans USA, Inc. (formerly Precis, Inc.), a former publicly-held company primarily engaged in the providing of healthcare savings plans to the uninsured, from August 1999 until January 2002 and as a director from January 2000 until February 2002. He also served as President, Chief Operating Officer, and a Director of Foresight, Inc. a wholly-owned subsidiary of Access Plans USA, Inc. from February 1999 until January 2002. Mr. Kidd also spent approximately 9 years in public accounting. Mr. Kidd is a Certified Public Accountant and holds a B.B.A. in accounting from Southern Methodist University. As Interim Chief Financial Officer, Mr. Kidd will receive an annual salary of $120,000.

There are no other arrangements or understandings pursuant to which Mr. Kidd was selected as the Company’s Chief Financial Officer. There are no family relationships among any of the Company’s directors, executive officers, and Mr. Kidd, and there are no related party transactions between the Company and Mr. Kidd reportable under Item 404(a) of Regulation S-K.

Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan

As noted below in Item 5.07, the Company’s shareholders approved the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (the “Plan”) at the Company’s 2012 Annual Meeting of Shareholders held on May 14, 2012 (the “Annual Meeting”). As a result of shareholder approval of the Plan, the Plan was amended to (i) increase the number of shares of the Company’s common stock reserved for issuance to 2,750,000, (ii) provide for the granting of cash-based awards under certain circumstances, and (iii) establish certain objective performance criteria for performance bonuses awarded under the Plan.

Under the Plan, the performance criteria for performance-based awards means the criteria that the Compensation Committee of the Company’s Board of Directors selects for purposes of establishing the performance goals for an individual for a particular performance period selected. The performance criteria used to establish performance goals will be based on the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Company’s common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of the Company’s common stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this report.

2012 Bonus Incentive Plan

Effective May 14, 2012, the Compensation Committee of the Company’s Board of Directors adopted, pursuant to the Plan, the 2012 Bonus Incentive Plan (the “2012 Bonus Plan”). The 2012 Bonus Plan sets performance-oriented incentive awards to motivate the Company’s executive officers. Under the 2012 Bonus Plan, the Chief Executive Officer is eligible to receive a cash bonus based on the achievement of certain financial performance targets and individual performance targets during fiscal year 2012.

In addition, Stanton Nelson, the Company’s Chief Executive Officer, was granted an option to purchase 330,000 shares of the Company’s common stock under the Plan. The shares underlying the option vest in six equal tranches as follows: (i) Tranche 1 vests 12 months from date of grant or upon achieving a positive EBITDA quarter, whichever occurs first; (ii) Tranche 2 vests 24 months from date of grant or upon achieving two consecutive positive EBITDA quarters, whichever occurs first; (iii) Tranche 3 vests 36 months from date of grant or upon achieving a specific EBITDA target for a trailing twelve month period ending on the Company’s fiscal year end (“TTM”), whichever occurs first; (iv) Tranche 4 vests 48 months from date of grant or upon achieving a specific TTM EBITDA target, whichever occurs first; (v) Tranche 5 vests upon achieving a specific TTM EBITDA target; and (vi) Tranche 6 vests upon achieving a specific TTM EBITDA target. For purposes of the option, “EBITDA” means earnings before income tax, depreciation, amortization and non-cash stock compensation expense for a fiscal year ending December 31, subject to adjustment in the discretion of the Compensation Committee to account for any acquisitions. In the event of a change in control of the company, the vesting of the shares underlying the option will accelerate upon the completion of the change of control.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2012 Annual Meeting of Shareholders was held on May 14, 2012. The matters voted upon and the number of votes cast for, against or withheld as well as the number of absentions and broker non-votes, as to each such matter are set forth below.

1.	Election of Directors. The nominees for directors were elected based upon the following votes:

	Votes For	Votes Withheld	Broker Non-Votes
Jamie E. Hopping	8,177,198	1,393	1,406,550
Stanton Nelson	7,309,598	868,993	1,406,550
Joseph Harroz, Jr.	7,309,598	868,993	1,406,550
S. Edward Dakil, M.D.	7,310,198	868,393	1,406,550
Steven L. List	8,177,198	1,393	1,406,550
Scott R. Mueller	8,176,598	1,993	1,406,550

2.	Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan. A proposal to approve amendments to the Company’s 2008 Long-Term Incentive Plan was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,989,051	138,865	50,675	1,406,550

3.	Approval of Performance-Based Measures under Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan. A proposal to approve performance-based measures used under the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan, as required by Section 162(m) of the Internal Revenue Code, was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,990,528	136,638	51,425	1,406,550

4.	Ratification of Independent Auditor. The proposal to ratify the appointment of Eide Bailly LLP, an independent registered public accounting firm, as the independent auditor of the Company for the year ending December 31, 2012 was approved based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,587,345	137,842	859,954	—

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan, is incorporated by reference to Annex A of the Company’s Schedule 14A Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	GRAYMARK HEALTHCARE, INC.

Date: May 18, 2012	By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer